Exhibit 99.1

SAKS INCORPORATED ANNOUNCES 7.0% COMPARABLE

STORE SALES INCREASE IN JANUARY

	Contact:	Julia Bentley
(865) 981-6243
FOR IMMEDIATE RELEASE		www.saksincorporated.com

New York, New York (February 4, 2010)—Retailer Saks Incorporated (NYSE: SKS) (the “Company”) today announced that owned sales totaled $158.9 million for the four weeks ended January 30, 2010 compared to $147.1 million for the four weeks ended January 31, 2009, an 8.0% increase. Comparable store sales increased 7.0% for the month.

For the fourth quarter ended January 30, 2010, owned sales totaled $797.7 million compared to $829.0 million for the quarter ended January 31, 2009, a 3.8% decrease. Comparable store sales decreased 4.8% for the fourth quarter.

For the fiscal year ended January 30, 2010, owned sales totaled $2,592.0 million compared to $3,004.3 million for the fiscal year ended January 31, 2009, a 13.7% decrease. Comparable store sales decreased 14.7% for the fiscal year.

For January, the strongest categories at Saks Fifth Avenue stores were women’s designer and “gold range” apparel, women’s shoes, handbags, fashion jewelry, men’s apparel, and men’s shoes. Saks Direct performed well for the month.

Saks Incorporated operates 53 Saks Fifth Avenue stores, 55 Saks OFF 5TH stores, and saks.com.

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